Exhibit 23.4
                          CONSENT OF LEHMAN BROTHERS

      We hereby consent to the use of our opinion letter dated January 23, 2000 to the Board of Directors of Third Wave Technologies, Inc. (the "Company") attached as Annex IV to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings: Summary; The Merger-Background of the Merger; The Merger-Reasons for the Merger; The Merger-Opinion of Financial Advisor to Third Wave Technologies, Inc.. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                    LEHMAN BROTHERS INC.


                                    By: /s/ Brian McCarthy

New York, New York